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EXHIBIT 10.y


                    AGREEMENT ON ZUNYI PIPELINE PROJECT NO.1
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PARTY A  : LARGO VISTA GROUP,USA
PARTY B : PROTON ENTERPRISE(WHUAN)LTD.,CHINA
                                                          (By E-mail) 02/02/2002


Through negotiations between Party A's subsidiary company______Zunyi Sub Co.,Shilin Xinmao Industry Petrochem Co.Ltd. and Zunyi Municipal Government,Guizhou Province,China, Zunyi Municipal Government has reached the intention that the pipeline project No.1 is to be taken by Party A who has guraranteed to complete the project with the agreed quanlity within certain period.

As Zunyi Municipal Government ,based on its own consideration, prfers to sign the formal contract/agreement for the said project with a foreign invested professional company instead of someone like Zunyi Sub Co. who is neither a direct foreign invested independent company nor so professional in the speciality of pipeline project, therefore Party A has decided to trust Party B to sign the formal contract with Zunyi Municipal Government because Party B is eligible for the conditions mentioned above. Both parties has agreed that :

A) Party B,under the trust and authorization by Party A, is to sign the formal contract of pipeline project No.1 with Zunyi Municipal Government for Party A and also be responsible to sign a contract with Party A's subsidiary organization________Zunyi Sub Co.,Shilin Xinmao Industry Petrochem Co,Ltd who will practically undertake the project with all the clauses and conditions the same stipulated in the contract with Zunyi Municipal Government and specifically complete the project;
B) Party B, however, will not take any actual risk or consequence regarding the said contract while Party A will be fully responsible for the contract and Zunyi Sub Co,Shilin Xinmao Industry Petrochem Co.Ltd is to be responsible to do the project with required quality and to get the invested money along with the profit back as it planned for party A;
C) Party B will be obligatory to pass information regarding the contract and the response from Zunyi Municipal Government on to Party A necessarily when there is anything like that.


PARTY A'S REPRESENTATIVE:______________________________
Daniel J Mendez , President of Largo Vista Group,Ltd ,USA



PARTY B'S REPRESENTATIVE:______________________________
Harold R Mclendon,CEO of Proton Enterprise(Wuhan)Ltd,China